Exhibit 3.19

APPLICATION FOR REGISTRATION OF FICTITIOUS NAME

DSCB:54-311 (Rev 91)

In compliance with the requirements of 54 Pa.C.S. § 311 (relating to registration), the undersigned entity(ies) desiring to register a fictitious name under 54 Pa.C.S. Ch. 3 (relating to fictitious names), hereby state(s) that:

1.	The fictitious name is:	Graham Packaging France Partners

2.	A brief statement of the character or nature of the business or other activity to be carried on under or through the fictitious
	name is:	holding company for investments

3.

The address, including number and street, if any, of the principal place of business of the business or other activity to be carried on under or through the fictitious name is (P.O. Box alone is not acceptable):

1426 Sixth Avenue	York	PA.	17405	York
Number and Street	City	State	Zip	County

4.	The name and address, including number and street, if any, of each individual interested in the business is:

Name	Number and Street	City	State	Zip

5.	Each entity, other than an individual, interested in such business is (are):

Name	Form of Organization	Organizing Jurisdiction	Principal Office Address	Pa. Registered Office, if any

Graham Packaging Company	Limited Partnership	Pennsylvania	1426 Sixth Ave York, PA 17405	1426 Sixth Ave York, PA 17405

Graham Family Growth Partnership	Limited Partnership	Pennsylvania	1426 Sixth Ave York, PA 17405	1426 Sixth Ave York, PA 17405

6.

The applicant is familiar with the provisions of 54 Pa.C.S § 332 (relating to effect of registration) and understands that filing under the Fictitious Names Act does not create any exclusive or other right in the fictitious name.

7.

(Optional): The name(s) of the agent(s), if any, any one of whom is authorized to execute amendments to, withdrawals from or cancellation of this registration in behalf of all then existing parties to the registration, is (are):

IN TESTIMONY WHEREOF, the undersigned have caused this Application for Registration of Fictitious Name to be executed this 5th day of December, 1995

(Individual Signature)		(Individual Signature)

(Individual Signature)		(Individual Signature)

GRAHAM PACKAGING COMPANY		GRAHAM FAMILY GROWTH PARTNERSHIP
By: Graham Packaging Corporation,		By: Graham Packaging Corporation,
General Partner		General Partner
(Name of Entity)		(Name of Entity)

BY:	/s/ [ILLEGIBLE]	BY:	/s/ [ILLEGIBLE]

TITLE:	/s/ Vice President CFO	TITLE:	Vice Chairman

APPLICATION FOR AMENDMENT, CANCELLATION OR WITHDRAWAL
FICTITIOUS NAME

DSCB.54-312/3:3 (Rev 90)

Indicate type of transaction (check one):

☒  Application for Amendment of Fictitious Registration (54 Pa.C.S. § 312)

☐  Application for Cancellation of Fictitious Name Registration (54 Pa.C.S. § 313)

☐  Application for Withdrawal from Fictitious Name Registration (54 Pa.C.S. § 313)

In compliance with the requirements of 54 Pa.C.S. Ch.3 (relating to fictitious names), the undersigned entity or entities, desiring to amend, cancel or to withdraw from a fictitious name registration, hereby state(s) that:

1.	The fictitious name as heretofore registered is:	Graham Packaging France Partners

2.

The address of the principal place of business of the business or other activity named on under or through the fictitious name, including number and street, if any, is (the Department is authorized to conform to the records of the Department):

1426 Sixth Avenue	York	PA	17405	York
Number and Street	City	State	Zip	County

3.	The last preceding filing with respect to this fictitious name was made in the Department of State on:						12-15-1995
							(Date)

	at
		(Roll and Film)

4.	(Check one or more of the following, as appropriate):

	A. The fictitious name has been changed to

	B.	☒	The principal place of business set forth in paragraph 2 has been changed to (P.O. Box alone is not acceptable):

			2401 Pleasant Valley Road,	York,	PA	17402	York
			Number and Street	City	State	Zip	County

	C.	☒	The following party(ies) has (have) been added to the registration and their signature(s) appear(s) at the end of this application:

			Name	Number and Street	City	State	Zip
			Graham Packaging Company, L.P.	2401 Pleasant Valley Road,	York	PA	17402
			GPC Sub GP LLC	2401 Pleasant Valley Road,	York,	PA	17402

-

D.	☒	The following party(ies) has (have) withdrawn from the business or other activity carried on under or through the fictitious name and their signature(s) appear(s) at the end of this application:

		Name	Number and Street	City	State	Zip
		Graham Packaging Company	1426 Sixth Avenue,	York,	PA	17405
		Graham Family Growth Partnership	1426 Sixth Avenue,	York,	PA	17405

E.	☐	The fictitious name registration is cancelled.

5.	A brief statement of the character or nature of the business or other activity to be carried on under or through the fictitious name is:

6.

(Strike out if a withdrawal or cancellation):  This amendment, without reference to any other filing sets forth all information with respect to the fictitious name which would be required in an original filing under the Fictitious Names Act.

7.

(Strike out if a withdrawal or cancellation):  The applicant is familiar with the provisions of 54 Pa.C.S. § 332 (relating to effect of registration) and understands that filing under the Fictitious Names Act does not create any exclusive or other right in the fictitious name.

8.	(Optional See Instruction F): This application has been executed by an agent heretofore designated for that purpose in a prior filing in this registration.

IN TESTIMONY WHEREOF, the undersigned has (have) caused this Application for Amendment Cancellation or withdrawal Fictitious Name to be executed this 29th day of August 2001.

Withdrawing parties signature(s)			Adding parties signature(s)

/s/ [ILLEGIBLE]			/s/ Jay W. Hereford
Graham Packaging Holdings Company, L.P.			Graham Packaging Company, L.P.
By: Graham Packaging Corporation			By: GPC Opco GP LLC its general ptnr.
its General partner
/s/ Jay W. Hereford
/s/ [ILLEGIBLE]			GPC Sub GP LLC its general partner
Graham Packaging Corporation, gen. ptnr.

All current parties signature(s)		Graham Packaging Company, L.P.
By: GPC Opco GP LLC its general partner
/s/ Jay W. Hereford
/s/ Jay W. Hereford		GPC Sub GP LLC its general partner

	GPC Sub GP LLC		Graham Packaging Company, L.P.
	General Partner		By: GPC Opco GP LLC its gen. ptnr.
	(Name of Entity)		(Name of Entity)

By:	/s/ Jay W. Hereford	By:	/s/ Jay W. Hereford
	(Signature)		(Signature)
	Jay W. Hereford		Jay W. Hereford
Title:	Asst. Treasurer & Asst. Secretary	Title:	Vice President

* - Formerly Known As Graham Packaging Company